Exhibit 10.1

June 23, 2020

Re:	Conversion of Credit Facility into Equity

This letter agreement (this “Letter Agreement”) confirms certain understandings relating to the Credit Arrangements (as defined below), which ScoutCam Inc. (the “Company”), ScoutCam Ltd. (the “Subsidiary”) and Medigus Ltd. (“Medigus”) have agreed to amend. Reference is made to that certain Capital Note #1, dated August 27, 2019 (the “Original Note”), which is attached hereto as Appendix A, and that certain resolution of the Medigus board of directors, duly approved on February 2, 2020 (the “Medigus Resolution”, and together with the Original Note, the “Credit Arrangements”), which amended certain terms and conditions of the Original Note. Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Credit Arrangements.

The Company, the Subsidiary and Medigus hereby agree to amend those Credit Arrangements, which shall have the effect of converting, at a conversion price of $0.484, the current outstanding credit amount governed by the Credit Arrangements, which as of the date hereof is equal to the amount of $381,136 in the aggregate, into (a) 787,471 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and the “Converted Shares”, respectively), (b) warrants to purchase 393,736 shares of Common Stock with an exercise price of $0.595 (“Warrant A”), and (c) warrants to purchase 787,471 shares of Common Stock with an exercise price of $0.893 (“Warrant B”), in the forms attached hereto as Appendixes B and C, respectively (collectively the “Warrants”), on the terms and conditions set forth in the Warrants.

Each of the Company, the Subsidiary and Medigus represents that it has all requisite corporate power and authority to execute and deliver this Letter Agreement and to carry out and perform its obligations hereunder. This Letter Agreement may not be modified or amended and the rights of either party hereunder may not be waived unless such modification, amendment, or waiver is effected by a written instrument signed by the Company, the Subsidiary and Medigus.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement to be executed as of the date first written above.

MEDIGUS:

/s/ Eli Yoresh /s/ Liron Carmel
MEDIGUS LTD.

Name:	Eli Yoresh / Liron Carmel
Title:	Chairman of the Board / Chief Executive Officer

[Medigus Signature Page to the Letter Agreement]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement to be executed as of the date first written above.

COMPANY:

/s/ Yaron Silberman /s/ Tanya Yosef
SCOUTCAM INC.

By:	Yaron Silberman / Tanya Yosef
Name:
Title:	Chief Executive Officer / Chief Financial Officer

The Subsidiary

/s/ Yaron Silberman /s/ Tanya Yosef
SCOUTCAM LTD.

By:	Yaron Silberman / Tanya Yosef
Name:
Title:	Chief Executive Officer / Chief Financial Officer

[Company and the Subsidiary Signature Page to the Letter Agreement]

Appendix A

Capital Note #1

CAPITAL NOTE #1

As of

August 27, 2019 (“Effective Date”)

By

ScoutCam Ltd., a corporation organized and existing under the laws of the State of Israel with a principal place of business at 7A Industrial Park, P.O. Box 3030, Omer, 8496500, Israel (the “Corporation”)

For

Medigus Ltd. a corporation duly organized and existing under the laws of the State of Israel with its principal address at 7A Industrial Park, P.O. Box 3030, Omer, 8496500, Israel, and the sole stockholder of the Corporation (the “Holder”)

1.	This capital note (the “Note”) is granted by the Corporation to the Holder in the principal amount of US$ 500,000 (five hundred thousand US dollars) (the “Principal Amount”), which the Corporation may receive from the Holder from time to time based on the Corporation request (the “Line of Credit”).

2.	Terms of the Note

a.	Line of Credit. The Principal Amount shall be the maximum amount under this Note (and the Line of Credit), which shall be adjusted based on the actual amount to be used by the Corporation from the Line of Credit.

b.	Interest. The Principal Amount, or any portion thereof, shall bear an annual interest rate of 4%.

c.	Repayment. The Principal Amount, or any portion thereof, shall become due upon the earlier of ScoutCam’s next capital raise, or upon the one year anniversary of the anniversary of the extension of such loan (the “Maturity Date”). Repayment shall be made in US dollars, at the sole discretion of the Corporation.

d.	Voting Rights. The Note shall not grant the Holder any rights in the share capital of the Corporation such as voting rights, other consensual rights, and similar rights attached to the shares issued by the Corporation, to the Holder.

e.	Deferred and Subordinated. Until the Maturity Date, the repayment of the Principal Amount shall be deferred and subordinated to any amount, whether secured or unsecured, due by the Corporation to all creditors of the Corporation, and will only be senior to the distribution of the Corporation’s assets to its shareholders upon the Corporation’s insolvency or liquidation, dissolution or winding-up, voluntary or involuntary.

3.	This Note shall be binding on the successors and permitted assigns of the Corporation and shall inure to the benefit of the Holder its successors and assigns; provided, however, that this note may not be, directly or indirectly, sold, assigned, transferred or disposed of in any way whatsoever to any person by any of the parties hereto, absent the prior written consent of the other party, which consent shall not be unreasonably withheld.

4.	None of the terms of this Note may be amended or otherwise waived except by an instrument executed by both parties hereto

5.	This Note shall be governed by the laws of the State of Israel. The parties agree that the courts of the Tel-Aviv district shall have the exclusive jurisdiction in connection with this Note.

[Signature Page to Follow]

/s/ Professor Benad Goldwasser /s/ Yaron Silberman
ScoutCam Ltd.
By:	Prof. Benad Goldwasser, Chairman of the Board of Directors Yaron Silberman, Chief Executive Officer

Accepted by: Medigus Ltd.

/s/ Liron Carmel /s/ Tatiana Yosef
By:	Liron Carmel, Chief Executive Officer Tatiana Yosef, Chief Financial Officer

Appendix B

Form Warrant A

Appendix C

Form Warrant B